EXHIBIT 32.1

(pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002)

In connection with the Quarterly Report on Form 10-Q for the period ended June 30, 2003 of Golf Host Resorts, Inc. (the “Company”) as filed with the U.S. Securities and Exchange Commission (the “Commission”) on the date hereof (the “Report”) and pursuant to 18 U.S.C.§ 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I, Merrick Kleeman, President of the Company, certify, that:

1)	the Report fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934, as amended; and

2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the company.

/s/ Merrick Kleeman

Name:	Merrick Kleeman
Title:	President
(Chief Executive Officer)
Date:	August 14, 2003